EXHIBIT 10.1

STOCK ACQUISITION AGREEMENT

THIS AGREEMENT made as of the 23rd day of December, 2004.

AMONG:

BLOORCOM CORP., a Nevada Corporation with an office at 1304, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2

  (hereinafter referred to as “Bloorcom”)

AND:

BLOORCOM INC., a Company incorporated under the federal laws of Canada, with an address at 1304, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2

(hereinafter referred to as the "Subsidiary")

AND:

RAHIM JIVRAJ, of 2003 – 1010 Richards Street, Vancouver, British Columbia, V6B 1G2

(hereinafter referred to as the "Shareholder")

WHEREAS:

A.

The Subsidiary is engaged in the business of providing web-based store management tools to retail, wholesale/distribution and manufacturing commerce;

B.

The Shareholder is the owner, of record and beneficially, of 1,000 Class A shares of the Subsidiary (the “Subsidiary Shares”), which constitute all the issued and outstanding shares in the capital stock of the Subsidiary; and

C.

Subject only to the limitations and exclusions contained in this stock acquisition agreement (the “Agreement”) and on the terms and conditions set forth below, the Shareholder wishes to sell and Bloorcom wishes to purchase all of the Subsidiary Shares, in exchange for 1,000,000 shares in the common stock of Bloorcom, which will constitute a plan of exchange pursuant to NRS 92A.

NOW THEREFORE, in consideration of the respective covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

1.0

RECITALS   The above recitals are incorporated into and shall form part of this Agreement.

2.0

DEFINITIONS

2.1

“Agreement” means this Stock Acquisition Agreement and all of its attached exhibits and schedules; “hereof,” “hereto,” and “hereunder” and similar expressions mean and refer to this Agreement and not to any particular Section or paragraph; “Section,” “paragraph” or “clause” means and refers to the specified article, section, paragraph or clause of this Agreement;

2.2

“Acquired Assets” means all right title and interest of the Subsidiary in and to the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired primarily relating to or used or held for use in connection with the business of the Subsidiary;

2.3

“Assumed Liabilities” means any and all liabilities, obligations and commitments relating exclusively to the Business or the Acquired Assets;

2.4

“Best of the Subsidiary’s Knowledge” shall mean the knowledge of the members and officers of the Subsidiary, after reasonable inquiry;

2.5

“Bloorcom” has the meaning set forth in the preface above;

2.6

“Business” means the business of providing web-based store management tools to retail, wholesale/distribution and manufacturing commerce and all other business presently and heretofore carried on by the Subsidiary at any location, worldwide, whether duly acquired by the Subsidiary or intended to be acquired, relating generally to the Subsidiary’s business plan, to be acquired by Bloorcom pursuant to this Agreement, consisting of the Subsidiary Shares, the Acquired Assets, and the Assumed Liabilities;

2.7

“Closing” means the completion of the sale and purchase of the Subsidiary Shares by the transfer and delivery of documents of title and the payment of the purchase price as contemplated in this Agreement;

2.8

“Closing Date” means the 1st day of December, 2004 or such other date as the Parties may agree as to the date upon which the Closing shall take place;

2.9

“Closing Time” means 4:00 p.m. Vancouver time on the Closing Date or such other time on the Closing Date as the Parties may agree;

2.10

“Confidential Information” means any information exchanged by the Parties, including but not limited to trade secrets, know-how, formulas, processes, data, network configuration and rights-of-way, drawings, proprietary information, customer lists, prices, and any non-public information which concerns the business and operations of a party to this Agreement, and shall also include any information exchanged pursuant to this Agreement;

2.11

“GAAP” means generally accepted accounting principles, either in Canada or the United States, as the context requires or as otherwise indicated, consistently applied as in effect from time to time;

2.12

“Intellectual Property” means any and all Canadian, United States and foreign: (a) patents (including design, utility and software patents) and patent applications (including patent disclosures awaiting filing, reissues, divisions, continuations and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, Internet domain names, business and product names, slogans, registrations and applications for registration; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) intellectual property rights similar to any of the foregoing; (f) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) and (g) all computer software (including data and related documentation);

2.13

“Liens” means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to those which may arise under any contracts;

2.14

“Organizational Documents” refers to the articles, bylaws, memorandum, certificate of formation or any charter or similar document adopted or filed by the corporation prepared in connection with the creation, formation or organization of a corporation entity;

2.15

“Bloorcom Shares” means 1,000,000 common shares in the capital stock of Bloorcom to be issued to the Shareholder in full payment and satisfaction of the Purchase Price;

2.16

“Person” means any natural person, corporation, firm, partnership, association, company, trust, business trust, government, governmental agency or any other entity;

2.17

“Purchase Price” shall have the meaning set forth in Section 4.2 below;

2.18

“SEC” means the United States Securities and Exchange Commission;

2.19

“Securities Act” means collectively the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

2.20

“Subsidiary” has the meaning set forth in the preface above;

2.21

“Subsidiary Shares” has the meaning set forth in the recitals above;

2.22

“Tax” means any tax levied by federal, state, local or foreign governments on income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not;

2.23

“Shareholder” has the meaning set forth in the preface above.

3.0

SCHEDULES AND EXHIBITS

3.1

The following are the Schedules and Exhibits annexed hereto and incorporated by reference and deemed to be part of this Agreement:

Schedule 6.4

-

Unaudited Financial Statements of the Subsidiary for the years ended September 30, 2004.

4.0

SALE AND PURCHASE

4.1

Share Acquisition.  Subject to and upon the terms and conditions set forth in this Agreement, on the Closing Date, the Shareholder will sell to Bloorcom, and Bloorcom will purchase all right, title and interest in and to the Subsidiary Shares then outstanding.

4.2

Purchase Price.  The purchase price payable by Bloorcom to the Shareholder for the Subsidiary Shares is $10,000 in U.S. currency (the “Purchase Price”) payable on the Closing Date by the issuance of the Bloorcom Shares.

4.3

Closing. The Closing shall take place at the Closing Time at the offices of Bloorcom, or at such other time and place as may be agreed to by the Shareholder, the Subsidiary and Bloorcom.

4.4

Further Assurances.  Each of the Parties will co-operate with the other and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party to this Agreement as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

5.0

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

5.1

Right to Sell. The Shareholder, with respect to the Subsidiary Shares held by such shareholder, represents and warrants that he is the sole registered and beneficial owner of the Subsidiary Shares held by him, free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights, or other encumbrances whatsoever, and no person, firm or corporation other than Bloorcom now or at Closing will have any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the Subsidiary Shares held by him or any interest therein.

5.2

Due Authorization.  The Subsidiary Shareholder represents and warrants that the Shareholder has all necessary power, authority and capacity to enter into this Agreement and to perform the obligations hereunder.  The Subsidiary Shareholder represents that he has either sought legal counsel for purposes of review and advice concerning this Agreement or has intentionally waived such legal counsel and is not relying on legal counsel for either Bloorcom or the Subsidiary in entering into this Agreement.

5.3

Valid and Binding Obligation.  This Agreement when executed will constitute the legal, valid, and binding obligation of the Subsidiary Shareholder hereunder, enforceable against the Subsidiary Shareholder in accordance with its terms.

5.4

No Violation.  The Subsidiary Shareholder is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by the Subsidiary Shareholder of this Agreement or the performance by the Subsidiary Shareholder of any of the terms hereof.

5.5

Reliance.  The Subsidiary Shareholder hereby expressly acknowledges that Bloorcom is relying upon the covenants, representations and warranties of the Subsidiary Shareholder contained in this Agreement in connection with the issuance of the Subsidiary Shares.

5.6

Litigation and Claims.  There is no suit, action, litigation, investigation, or administrative, governmental, arbitration or other proceeding, including without limitation, appeals and applications for review, in progress, or to the best knowledge and belief of the Subsidiary Shareholder, pending or threatened against or relating to the Subsidiary Shareholder, or affecting its respective properties or business, or affecting the right of such Shareholder to enter into this Agreement or perform Shareholder’s obligations hereunder.

5.7

Residency.  The Shareholder represents and warrants to Bloorcom that he is not a resident of the United States and will not be a resident of the United States at the Time of Closing, and that he was not in the United States at the time this Agreement was signed.

5.8

U.S. Restrictions on Resale.  The Shareholder acknowledges and agrees that the Bloorcom Shares must be held indefinitely unless subsequently registered under the U.S. Securities Act of 1933 (the

“Securities Act”) or unless an exemption from such registration is available.  The Subsidiary Shareholder is aware that there are restrictions and limitations on the ability to resell the Bloorcom Shares into the United States or to a U.S. person or entity pursuant to the provisions of Regulation S promulgated under the Securities Act.  In addition, the Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which have the effect of permitting limited resales in the U.S. of the Bloorcom Shares subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares of common stock of Bloorcom, the availability of certain current public information about Bloorcom, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations;

5.9

Canadian Restrictions on Resale.  The Shareholder acknowledges and agrees that as he is resident in Canada, the Bloorcom Shares will be subject to restrictions on resale pursuant to Canadian provincial securities laws and the Shareholder agrees to comply with such resale restrictions.

5.10

Share Certificate Legends.  It is acknowledged and agreed by the Shareholder that the certificate evidencing the Bloorcom Shares may bear one or more legends in substantially the following form, as well as any other legend required by the laws of any applicable jurisdiction, and that Bloorcom need not record a transfer of the Bloorcom Shares, unless the conditions specified in any applicable legends are satisfied:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND WITH RESPECT TO SUBPARAGRAPHS (B), (C) AND (D) HEREOF, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.

5.11

Information on Transaction.  The Subsidiary Shareholder has had an opportunity to discuss the transactions contemplated in this Agreement, and the current and proposed business, management and financial affairs with the Bloorcom’s management, which questions were answered to the such shareholder’s satisfaction. The Subsidiary Shareholder has been furnished with or has had access to such information as a sophisticated investor would customarily require to evaluate the merits and risks of the proposed investment together with such additional information as is necessary to verify the accuracy of the information supplied. The Subsidiary Shareholder represents and acknowledges that he has been solely responsible for his own due-diligence investigation of Bloorcom and its management and current and proposed business, for its own analysis of the merits and risks of this investment, and for its own analysis of the terms of the investment, and that in taking any action or performing any role relative to the proposed investment, it has acted solely in its own interest, and that neither it nor any of its agents or employees has acted as an agent, employee, partner or fiduciary of any other person, or as an agent of  Bloorcom, or as an issuer, underwriter, broker, dealer or investment advisor relative to this investment.

6.0

REPRESENTATIONS AND WARRANTIES OF THE SUBSIDIARY

6.1

Due Authorization.  The Subsidiary has all necessary corporate power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been, and on the Closing Date will have been, duly authorized by all necessary company action on the part of the Subsidiary.  The Subsidiary has all necessary power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder. This Agreement when executed constitutes, and on the Closing Date will constitute legal, valid and binding obligations of the Subsidiary, enforceable against the Subsidiary in accordance with its terms.

6.2

Organization and Good Standing.  The Subsidiary is a corporation, duly incorporated, duly organized, validly existing, and in good standing under the laws of the Canada, and has all necessary power, authority and capacity to own or lease its property and assets (including, without limitation, the Acquired Assets) and to carry on the Business as presently conducted by it.  Neither the nature of the Business nor the location or character of the property owned or leased by the Subsidiary requires the Subsidiary to be registered, recorded, licensed or otherwise qualified as a foreign corporation or to be in good standing in any jurisdiction other than in Canada.

6.3

Conflicts.  The entering into and performance of this Agreement and the agreements and other instruments contemplated herein will not:

(a)

contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of the Subsidiary, or (ii) any resolution adopted by the directors, manager(s) or the Shareholder of the Subsidiary;

(b)

contravene, conflict with, or result in a violation of any legal requirement, applicable law or any order to which the Subsidiary, or any of the Acquired Assets owned or used by the Subsidiary, may be subject;

(c)

contravene, conflict with, or result in a violation of any of the terms or requirements of any governmental authorization that is held by the Subsidiary or that otherwise relates to the business of, or any of the assets owned or used by the Subsidiary;

(d)

contravene, conflict with, or result in a violation or breach of any provision of any contract, instrument or third party agreement to which the Subsidiary or the Subsidiary Shareholder may be a party, or by which any of their assets may be subject, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any applicable contract; or result in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by the Subsidiary.

6.4

Financial Statements.  The Subsidiary represents and warrants to Bloorcom that the financial statements of the Subsidiary for the years ended September 30, 2004 (the “Financial Statements”), attached hereto as Schedule 6.4, have been delivered to Bloorcom, and are prepared in accordance with GAAP and are true, correct, and complete and such financial statements present fairly the financial condition and the results of operations, changes in equity, and cash flow of the Subsidiary as at the respective dates of and for the periods referred to in such financial statements, subject to adjustments that to the Best of the Subsidiary’s Knowledge are not material.

6.5

Books and Records. The books of account, minute books, capitalization record books, and other records of the Subsidiary, all of which will be made available to Bloorcom prior to Closing, are, to the Best of the Subsidiary’s Knowledge, complete and correct and have been maintained in accordance with sound business practices, are not false, misleading, or fail to state a material facts nor are they based on any misrepresentations of any officers or directors of the Subsidiary.

6.6

Assets. The Subsidiary has good title to all Acquired Assets free and clear of all Liens, except liens for current taxes not yet due.  Prior to Closing, and on request of Bloorcom, the Subsidiary will provide any and all true and correct copies of instruments by which the Subsidiary holds property and interests, all contracts, all insurance policies, opinions, abstracts, and surveys in the possession of the Subsidiary and relating to such the ownership or contractual rights to the Acquired Assets.

6.7

No Undisclosed Liabilities.  Except to the extent reflected or reserved against in the Financial Statements  (including the notes thereto), or incurred subsequent to the date thereof and disclosed in writing to Bloorcom, the Subsidiary does not have any material outstanding indebtedness or any material liabilities or obligations (whether accrued, determinable, absolute, contingent or otherwise).

6.8

Taxes.  The Subsidiary has filed or caused to be filed, on a timely basis since inception, all federal, provincial, municipal or local tax returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group, pursuant to applicable legal requirements. All tax returns filed by (including any on a consolidated basis) the Subsidiary are true, correct, and complete.

6.9

Business Carried On in Ordinary Course.  The Business has been carried on in the ordinary and usual course since the date of the Financial Statements and to the Best of the Subsidiary’s Knowledge there has been no change in the affairs, business, prospects, operations or condition of the Business, financial or otherwise, since the date of the Financial Statements, except changes occurring in the ordinary and usual course of the Business and which, in the aggregate, have not materially adversely affected and will not materially adversely affect the nature and manner of conducting the Business, or the operations, assets, properties, future prospects or financial condition of the Subsidiary.

6.10

Litigation and Claims.  There is no suit, action, litigation, labour grievance or complaint, investigation, or administrative, governmental, arbitration or other proceeding, in progress, or to the best knowledge and belief of the Subsidiary pending or threatened against or relating to the Subsidiary, or affecting its respective properties or the Business, or affecting the Acquired Assets, or affecting the right of Bloorcom to enter into this Agreement or perform Bloorcom’s obligations hereunder.

6.11

Compliance with Law.  To the Best of the Subsidiary’s Knowledge, the Subsidiary is, as of the date of execution of this Agreement, and will be as of the Closing Date, in full compliance with any applicable law, ordinance, or regulation that is or was applicable to the Subsidiary or to the conduct or operation of their business or the ownership or use of any of their assets.

6.12

Intellectual Property.  The Subsidiary has not received notice that, and to the Best of the Subsidiary’s Knowledge, the conduct of the Business is not infringing any patent, trade mark, trade name, copyright, proprietary or similar right, domestic or foreign, of any other person, firm or corporation. The Subsidiary is the owner of all right, title, and interest in and to each of the Intellectual Property assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party of the Intellectual Property assets.

6.13

Leases.  The Subsidiary is not a party to or bound by any leases of real property or agreements in the nature of leases of real property, or agreements to enter into such leases, other than those disclosed in writing to Bloorcom.  All rental and other payments required to be paid by the Subsidiary pursuant to such leases or agreements have been duly paid and the Subsidiary is not otherwise in default in meeting their obligations under any such leases or agreements. No consent of any parties to such leases, licenses or agreements (other than the Subsidiary) is required by reason of the transactions contemplated hereby.

6.14

Full Disclosure.  To the Best of the Subsidiary’s Knowledge, no representation or warranty of the Subsidiary in this Agreement contains any untrue statement or omits to state a material fact. To the Best of the Subsidiary’s Knowledge, the Subsidiary has disclosed and made available to Bloorcom all information relating to or otherwise in connection the Business.

6.15

Directors and Officers of Subsidiary.  The Shareholder is the sole director and officer of the Subsidiary.

6.16

No Guarantees.  The Subsidiary has not given or agreed to give, or are a party or bound by, any indemnity, or any guarantee of indebtedness or other obligations of third parties or any other commitment by which the Subsidiary or the Business is or is contingently responsible for such indebtedness or other obligations.

7.0

REPRESENTATIONS OF BLOORCOM

7.1

Due Authorization.  Bloorcom has all necessary corporate power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder. This Agreement when executed constitutes, and on the Closing Date will constitute legal, valid and binding obligations of Bloorcom, enforceable against Bloorcom in accordance with its terms.

7.2

Organization and Good Standing. Bloorcom is a corporation, duly organized, validly existing, and in good standing under the laws of Nevada. Bloorcom will deliver to the Subsidiary on request, prior to Closing, copies of its Organizational Documents as currently in effect.

7.3

Assets and Liabilities.  Bloorcom represents and warrants to the Subsidiary that Bloorcom was incorporated for the purpose of acquiring the Subsidiary and as such has no assets or liabilities that would materially affect the business of the Subsidiary upon closing of the transactions contemplated hereby.

7.4

Share Issuances.  As at the date of this Agreement the issued and outstanding share capital of Bloorcom consists of 2,000,000 shares of common stock issued at $.001 per share.  These shares are subject to restrictions on resale pursuant to U.S. Federal securities laws and Canadian Provincial securities laws and may only be resold in accordance with such laws.

7.5

Officers, Directors and Employees.  Bloorcom has one officer and director, namely Sokhie Puar, and has no employees.

8.0

CONDITIONS PRECEDENT TO THE PERFORMANCE BY BLOORCOM AND THE SUBSIDIARY OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

8.1

Bloorcom’s Conditions.  The obligation of Bloorcom to complete the purchase of the Subsidiary Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of Bloorcom and may be waived by Bloorcom in whole or in part):

(a)

Due Diligence Review.  The completion by Bloorcom of, to its satisfaction acting reasonably, a due diligence review of the affairs and business of the Subsidiary, and all matters arising therefrom having been resolved prior to the Closing Time.

(b)

Truth and Accuracy of Representations of the Subsidiary at Closing Time.  All of the representations and warranties of the Subsidiary and the Subsidiary Shareholders made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

(c)

Performance of Obligations.  The Subsidiary shall have complied with and performed in all respects its obligations, covenants and agreements herein.

(d)

No Material Adverse Effect.  No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in a material adverse effect to the Business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the Business.

(e)

Approvals. The Subsidiary’s Board of Directors, by proper and sufficient vote respectively, shall have approved this Agreement and the transactions contemplated hereby.

8.2

Non-Performance of Conditions for the Benefit of Bloorcom.  In the event that any of the conditions set forth in Section 8.1 shall not be fulfilled and/or performed at or before the Closing Time, Bloorcom may terminate this Agreement by notice in writing to the Subsidiary, and Bloorcom shall thereupon be released from all obligations under this Agreement and the Subsidiary shall also be released from all obligations under this Agreement, provided any of the conditions may be waived in whole or in part by Bloorcom at any time without prejudice to its right of termination in the event of a non-fulfillment and/or non-performance of any other condition or conditions, any such waiver to be binding upon Bloorcom only if the same is in writing.

8.3

The Subsidiary’s Conditions.  The obligation of the Subsidiary to complete the sale of the Acquired Assets hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Subsidiary and may be waived by the Subsidiary in whole or in part):

(a)

Truth and Accuracy of Representations of Bloorcom at Closing Time.  All of the representations and warranties of Bloorcom made in this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

9.0

COVENANTS OF BLOORCOM AND THE SUBSIDIARY

9.1

Covenants of the Subsidiary.  The Subsidiary covenants and agrees to do the following:

(a)

Conduct Business in Ordinary Course.  Except as otherwise contemplated or permitted by this Agreement, the Shareholder shall cause the Subsidiary during the period from the date of this Agreement to the Closing Time, to conduct the Business in the ordinary and usual course.

(b)

Investigations.  The Subsidiary Shareholders shall cause the Subsidiary to permit Bloorcom and its employees, agents, counsel and accountants or other representatives, between the date hereof and the Closing Time to have free and unrestricted access to all the books, accounts, records and other data of the Subsidiary (including, without limitation, all Organizational Documents, Intellectual Property, corporate, accounting and tax records, guarantees, agreements, title documentation, surveys, minute books, share certificate books, tax returns and related correspondence, and financial statements of the Subsidiary) and to the properties and assets of the Subsidiary.

(c)

Correctness of Representations and Warranties.  The Subsidiary Shareholders and the Subsidiary shall cause each of the covenants, representations and warranties of the Subsidiary contained herein to remain true and correct until and at each of the Closing Date and the Closing Time.

 (d)

Non-Public Information; Public Announcements. Until the Closing Date, none of the Shareholder or the Subsidiary, any of their affiliates or any person acting on their behalf shall furnish or cause to be furnished any non-public information concerning the Business or this Agreement to any Person (other than Bloorcom and its agents and representatives), other than in the ordinary course of business or pursuant to applicable law and after prior written notice to Bloorcom.  Except as required by applicable law, the Subsidiary shall not, and they shall not permit any of their affiliates or any person acting on their behalf to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Bloorcom.

(e)

Board Approval. The Subsidiary shall obtain the adoption and approval of this Agreement and the transactions contemplated thereby from its Board of Directors or as otherwise required by British Columbia Law.

9.2

Covenants of Bloorcom.   Bloorcom covenants and agrees that Bloorcom shall do the following:

(a)

Correctness of Representations and Warranties.   Bloorcom shall cause each of the covenants, representations and warranties of Bloorcom contained herein to remain true and correct until and at each of the Closing Date and the Closing Time.

(b)

Approval.  Bloorcom shall obtain all necessary board and shareholder approval of this Agreement and the stock issuances and transactions contemplated hereby.

10.

CLOSING

10.1

Date and Location of Closing.  The Closing of the transactions contemplated in this Agreement shall occur no later than 4:00p.m. Vancouver time on the Closing Date at the offices of Bloorcom.

10.2

Closing Deliveries of the Subsidiary.  At the Time of Closing, the Subsidiary and the Shareholder, shall deliver the Bloorcom:

(a)

share certificates representing the Subsidiary Shares duly endorsed for transfer to Bloorcom;

(b)

certified copies of resolutions of the director of the Subsidiary authorizing and approving the transfer of the Subsidiary Shares to Bloorcom, the issuance of a new share certificate representing the Subsidiary Shares in the name of Bloorcom, and entry of the name and address of Bloorcom into the register of members of the Subsidiary;

(c)

Certified copies of resolutions of the directors of the Subsidiary as are to be passed to authorize the execution, delivery and implementation of this Agreement and all related transactions and documents;

(d)

Consent of the Shareholder to act as a director and officer of Bloorcom.

10.3

Closing Deliveries of Bloorcom.  At the Time of Closing, Bloorcom shall deliver to the Subsidiary the following:

(a)

share certificates representing the Bloorcom Shares in the name of the Shareholder;

(b)

certified copies of resolutions of the director(s) of Bloorcom authorizing and approving the issuance of the Bloorcom Shares, registration of the Subsidiary Shareholder on the register of members of Bloorcom, and the issuance of the new share certificate representing such Bloorcom Shares;

(c)

all corporate records and books of account of Bloorcom, including without limitation, the minute books;

(d)

certified copies of such resolutions of the director(s) of Bloorcom as are to be passed to authorize the execution, delivery and implementation of this Agreement and of all related transactions and documents;

(e)

certified copies of resolutions of the director(s) of Bloorcom appointing the nominees of the Subsidiary as officers and directors effective upon Closing; and

(f)

the signed resignations of each director and officer of Bloorcom.

11.0

ADDITIONAL TERMS

11.1

Further Acts.  Each of the Parties will co-operate with the other and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party to this Agreement as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

11.2

Fees.  Each party shall pay its own expenses, fees, and costs incurred in the preparation and performance of this Agreement.

11.3

Waiver.  Any term of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof, upon the authority of the board of directors or manager(s) of such party, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction of any other term or condition hereof.  Any of the terms or provisions of this Agreement may be amended or modified at anytime by mutual agreement in writing executed upon the sole authority of the board of directors or manager(s) of each party.

11.4

Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement for a period of one year from the Closing Date.

11.5

Enurement and Assignment. This Agreement shall be binding upon and enure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations contained in this Agreement without the prior approval of the other Parties.

11.6

Legal Advice. The Subsidiary, the Shareholder and Bloorcom expressly agree and acknowledge that each Party has had the opportunity to seek the advice of its own counsel at its own expense for the legality and tax effects of this transaction and is not relying on any representations or of the other party or their agents.  Each Party agrees to hold the other harmless for any representations or comments with regards to the legality and tax effects of this transaction.

11.7

Whole Agreement. This Agreement constitutes and contains the entire agreement of the Parties, and supersedes any and all prior negotiations, correspondence, understandings, letters of intent and agreements between the Parties.

11.8

Notice.  Any notice, request, demand, claim, instruction, or other document to be given to any party pursuant to this Agreement shall be in writing delivered personally or sent by mail, registered or certified, postage fully prepaid, to the address on the first page of this Agreement, or using any other means (including expedited courier,  facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.  Any party may change its address for purposes of this section by giving notice of the change of address to the other party in the manner provided in this section.

11.9

Validity.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.10

Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.11

Signatures.  This Agreement may be executed in any number of counterparts, and delivered by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

11.12

Applicable Law.  This Agreement shall be construed in accordance with its terms and the laws of the State of Nevada.

IN WITNESS WHEREOF, this Agreement has been signed as the date noted above:

BLOORCOM CORP.

/s/ Sokhie Puar

Authorized Signatory

BLOORCOM INC.

/s/ Rahim Jivraj

Authorized Signatory

/s/ Rahim Jivraj

RAHIM JIVRAJ

SCHEDULE  6.4

Unaudited Financial Statements of the Subsidiary for the

Years Ended September 30, 2004